EXHIBIT 1

                        FINANCIAL SECURITY ASSURANCE INC.

                                AND SUBSIDIARIES

                   Condensed Consolidated Financial Statements

                                  June 30, 1996


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                        FINANCIAL SECURITY ASSURANCE INC.

                                AND SUBSIDIARIES

                   CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                     Six Months Ended June 30, 1996 and 1995

                                      INDEX

        FINANCIAL STATEMENTS:

        Condensed Consolidated Balance Sheets                         1
        Condensed Consolidated Statements of Income                   2
        Condensed Consolidated Statements of Cash Flows               3
        Notes to Condensed Consolidated Financial Statements          4



The New York State Insurance Department recognizes only statutory accounting practices for determining and reporting the financial condition and results of operations of an insurance company, for determining its solvency under the New York Insurance Law, and for determining where its financial condition warrants the payment of a dividend to its stockholders. No consideration is given by the New York State Insurance Department to financial statements prepared in accordance with generally accepted accounting principles in making such determinations.


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                        FINANCIAL SECURITY ASSURANCE INC.

                                AND SUBSIDIARIES

                      CONDENSED CONSOLIDATED BALANCE SHEETS

                  (Dollars in thousands, except per share data)

                                                       June 30      December 31,
                                                        1996           1995
                                                        -----       ------------

Bonds at market value (amortized
 cost of $1,061,866 and $1,006,084)                 $ 1,053,120      $ 1,036,382
Short-term investments                                   75,256           49,845
                                                    -----------      -----------

     Total investments                                1,128,376        1,086,227
Cash                                                      5,970              555
Deferred acquisition costs                              133,950          132,951
Prepaid reinsurance premiums                            144,881          133,548
Reinsurance recoverable on unpaid losses                 35,624           61,532
Receivable for securities sold                           15,871            2,326
Other assets                                             57,745           59,499
                                                    -----------      -----------

          TOTAL ASSETS                              $ 1,522,417      $ 1,476,638
                                                    ===========      ===========


LIABILITIES AND SHAREHOLDER'S EQUITY

Deferred premium revenue                            $   496,061      $   463,897
Losses and loss adjustment expenses                      79,501          111,759
Deferred federal income taxes                            27,414           43,205
Ceded reinsurance balances payable                       14,267           13,664
Payable for securities purchased                         78,646            9,516
Accrued expenses and other liabilities                   41,456           44,611
                                                    -----------      -----------

          TOTAL LIABILITIES                             737,345          686,652
                                                    -----------      -----------
Common stock (1,000 shares authorized;
750 shares issued and outstanding; par
value of $20,000 per share)                              15,000           15,000

Additional paid-in capital                              681,470          681,470

Unrealized gain (loss) on
investments (net of deferred
income tax provision (benefit)
of ($3,061) and $10,604)                                 (5,685)          19,694

Accumulated earnings                                     94,287           73,822
                                                    -----------      -----------

          TOTAL SHAREHOLDER'S EQUITY                    785,072          789,986
                                                    -----------      -----------

TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY          $ 1,522,417      $ 1,476,638
                                                    ===========      ===========


            See notes to condensed consolidated financial statements.

                                       1
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                        FINANCIAL SECURITY ASSURANCE INC.

                                AND SUBSIDIARIES

                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME

                             (Dollars in thousands)


                                                    Six Months Ended June 30,
                                                    -------------------------
                                                        1996             1995
                                                        ----             ----
REVENUES:
Net premiums written (net of premiums ceded of
 $32,476 and $16,092)                                    $ 64,865      $ 40,349

Increase in deferred premium revenue                      (22,381)       (9,804)
                                                         --------      --------

Premiums earned (net of premiums ceded of
 $21,167 and $16,426)                                      42,484        30,545

Net investment income                                      30,103        23,811

Net realized gains (losses)                                 1,457        (2,785)

Other income                                                  163           319
                                                         --------      --------

        TOTAL REVENUES                                     74,207        51,890
                                                         --------      --------

EXPENSES:
Losses and loss adjustment expenses (net of
 reinsurance recoveries of $1,131 and $2,016)               3,155         3,305

Policy acquisition costs                                   12,620         7,197

Other operating expenses                                    6,674         5,783
                                                         --------      --------
      TOTAL EXPENSES                                       22,449        16,285
                                                         --------      --------

INCOME BEFORE INCOME TAXES                                 51,758        35,605

Provision for income taxes                                 13,293         9,676
                                                         --------      --------
          NET INCOME                                     $ 38,465      $ 25,929
                                                         ========      ========













            See notes to condensed consolidated financial statements.

                                       2
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                        FINANCIAL SECURITY ASSURANCE INC.

                                AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                             (Dollars in thousands)

                                                       Six Months Ended June 30,
                                                       -------------------------
                                                              1996        1995
                                                              ----        ----
Cash flows from operating activities:
   Premiums received, net                                  $ 70,424    $ 40,036

   Policy acquisition and other operating
     expenses paid, net                                     (35,304)    (17,906)

   Recoverable advances received (paid)                       7,628      (2,325)

   Loss and LAE paid, net                                    (9,603)       (690)

   Net investment income received                            28,790      19,479

   Federal income taxes paid                                (15,240)     (5,891)

   Interest paid                                               (798)       (715)

   Other, net                                                 1,807         (42)
                                                           --------    --------
     Net cash provided by operating activities               47,704      31,946
                                                           --------    --------

Cash flows from investing activities:

   Proceeds from sales of bonds                             458,659     219,622

   Purchases of bonds                                      (457,287)   (277,487)

   Purchases of property and equipment                       (1,225)       (420)

   Net decrease (increase) in short-term securities         (24,436)     37,677
                                                           --------    --------

          Net cash used for investing activities            (24,289)    (20,608)
                                                           --------    --------

Cash flows from financing activities:
   Dividends paid                                           (18,000)     (9,000)
                                                           --------    --------

          Net cash used for financing activities            (18,000)     (9,000)
                                                           --------    --------

Net increase in cash                                          5,415       2,338

Cash at beginning of period                                     555       2,663
                                                           --------    --------

Cash at end of period                                      $  5,970    $  5,001
                                                           ========    ========








            See notes to condensed consolidated financial statements.

                                       3
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                        FINANCIAL SECURITY ASSURANCE INC.

                                AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                 FOR THE SIX MONTHS ENDED JUNE 30, 1996 AND 1995

1.   ORGANIZATION AND OWNERSHIP

     Financial Security Assurance Inc. (the Company), a wholly owned subsidiary of Financial Security Assurance Holdings Ltd. (the Parent), is an insurance company domiciled in the State of New York. The Company is primarily engaged in the business of providing financial guaranty insurance on asset-backed financings and municipal obligations.

2.   BASIS OF PRESENTATION

     The accompanying condensed consolidated financial statements have been prepared by the Company and are unaudited. In the opinion of management, all adjustments, which include only normal recurring adjustments, necessary to present fairly the financial position, results of operations and cash flows at June 30, 1996 and for all periods presented, have been made.

     Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. These statements should be read in conjunction with the Company's December 31, 1995 consolidated financial statements and notes thereto. The year-end condensed balance sheet was derived from audited financial statements. The results of operations for the periods ended June 30, 1996 and 1995 are not necessarily indicative of the operating results for the full year.

     Certain amounts in the 1995 financial statements have been reclassed to conform to the 1996 presentation.

     In the  first  quarter  of  1996,  the  Company  recharacterized  its  cash equivalents as short-term investments. The amount of cash equivalents recharacterized were $26.7 million and $35.3 million, as of June 30, 1996 and December 31, 1995, respectively.










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